CONVERTIBLE SECURED PROMISSORY NOTE AND OPTION AGREEMENT

New Castle County, Delaware
U.S. $6,000,000.00	November 24, 2010

FOR VALUE RECEIVED, the undersigned, Digital Domain Holdings Corporation, a Florida corporation (formerly known as Wyndcrest DD Florida, Inc., a Florida Corporation) (the “Borrower”) hereby promises to pay to the order of PBC MGPEF DDH, LLC, a Delaware limited liability company (“PBC Macquarie Lender”), the aggregate principal amount of all PBC Macquarie Loans (as defined in the Loan Agreement) advanced by PBC Macquarie Lender to the Borrower from time to time in an amount of up to but not exceeding Six Million and Dollars ($6,000,000.00), together with interest accrued on the unpaid principal amount of this Convertible Secured Promissory Note and Option Agreement (this “Note”) plus all fees, expenses and other costs as provided for in that certain Second Amended and Restated Loan Agreement, of even date herewith, among the Borrower, PBC Digital Holdings, LLC, a Delaware limited liability company, PBC Macquarie Lender, and Lydian Private Bank, a federal savings bank (as amended, restated, supplemented, or modified from time to time, the “Loan Agreement”). All capitalized terms not otherwise defined herein shall have the meanings and definitions set forth in the Loan Agreement. This Note is the PBC Macquarie Convertible Note referred to in, and is entitled to the benefits and conditions of, the Loan Agreement.

1.        Payment of Principal and Interest.        The Borrower promises to pay principal and interest on all amounts due and owing hereunder and pursuant to the Loan Agreement from the date hereof until all such amounts due and owing are paid in full, payable at the interest rate and at the time(s) as set forth in the Loan Agreement. All payments of principal and interest made by the Borrower with respect to this Note shall be paid to PBC Macquarie Lender by wire transfer of immediately available funds to such account as PBC Macquarie Lender shall so direct, or by: check All payments made with respect to this Note shall be made in United States Dollars.

2.        Prepayment.        This Note is subject to the prepayment provisions set forth in Section 2.03 of the Loan Agreement.

3.        Conversion Right.

(a)       Conversion.        PBC Macquarie Lender has the right to convert (the “Conversion Right”), at its option, subject to the terms and provisions hereof, all or a portion of the unpaid amount of this Note into shares of common stock (the “Common Stock”) of the Borrower (the “Shares”) as described in this Section 3, at any time prior to the Termination Date The number of Shares into which this Note is convertible is equal to the product of an amount equal to the number of Shares of the Common Stock Deemed Outstanding (as defined below) on the date of conversion, multiplied by a fraction, the numerator of which is the aggregate unpaid amount of the Note being converted and the denominator of which is the sum of (y) One Hundred Million (100,000,000) plus (z) the aggregate unpaid amount of the Note being converted. For purposes of this Note, “Common Stock Deemed Outstanding” means, at any given time, the sum of (a) the number of shares of Common Stock actually outstanding at such time, plus (b) the number of shares of Common Stock issuable upon exercise of outstanding options, regardless of whether such options are actually exercisable at such time, plus (c) the number of shares of Common Stock issuable upon exercise of any other options (other than Options described in clause (b) above) or warrants actually outstanding at such time, plus (d) the number of shares of Common Stock issuable upon conversion or exchange of convertible securities actually outstanding at such time (treating as actually outstanding any convertible securities issuable upon exercise of options or warrants actually outstanding at such time), in each case, regardless of whether the options, warrants or convertible securities are actually exercisable at such time.

The Borrower represents that, for the avoidance of doubt, the calculation of Common Stock Deemed Outstanding and the number of Shares into which this Note is convertible shall be determined in accordance with the Capitalization Table attached as Exhibit A, which provides that, as of November 24, 2010, if PBC Macquarie Lender elected to convert this Note in full into Shares, upon such conversion PBC Macquarie Lender would be issued 1,579,892 Shares.

(b)       Method of Conversion.        The Conversion Right shall be exercised by written notice from PBC Macquarie Lender to the Borrower (the “Conversion Notice”) stating PBC Macquarie Lender’s election to convert all or a portion of the amount due under this Note into Shares of the Borrower and the amount so elected to convert. The Borrower, as soon as practicable thereafter, shall amend its stock ledger and other corporate records to reflect the issuance of the Shares to PBC Macquarie Lender and shall deliver to PBC Macquarie Lender a certificate or certificates representing the number of Shares PBC Macquarie Lender is entitled following the conversion, together with a check payable to PBC Macquarie Lender for any fractional shares as required by Section 5(a) below. The Borrower represents that upon issuance, the converted Shares will be duly and validly issued, fully paid and non-assessable. This Note, or such portion thereof, as applicable, shall be deemed to have been converted as of the close of business on the date the Conversion Notice is sent to the Borrower as provided herein, and PBC Macquarie Lender shall be treated for all purposes as the holder of record of such converted Shares on the Borrower’s books and records as of the close of business on such date (the “Conversion Date”).

4.        Purchase Option.

(a)       Option.    If all or any portion of the PBC Macquarie Loans are prepaid (such prepaid amount shall be referred to herein as the “Prepaid Amount”) in accordance with the terms of the Loan Agreement and PBC Macquarie Lender has not exercised its Conversion Right as set forth in Section 3 hereof prior to the prepayment, PBC Macquarie Lender is hereby granted an option to purchase, exercisable on or before September 30, 2012 (the “Purchase Option”), such number of Shares equal to a percentage amount of the Common Stock Deemed Outstanding on the date of exercise of the Purchase Option, determined by dividing (i) the aggregate amount of the Prepaid Amount used to exercise the Purchase Option (the “Exercise Price”) by (ii) the sum of (y) One Hundred Million (100,000,000) plus (z) the aggregate amount of the Prepaid Amount used to exercise the Purchase Option, in consideration for the payment of the Exercise Price. PBC Macquarie Lender shall have no obligation to exercise the Purchase Option.

(b)       Exercising the Purchase Option.    The Purchase Option shall be exercised by written notice from PBC Macquarie Lender to the Borrower (the “Option Notice”) stating PBC Macquarie Lender’s election to purchase Shares, the Exercise Price and the number of Shares to be purchased.

(c)       Closing of the Purchase Option.    The closing of the Purchase Option (the “Closing”) shall take place at a time selected by PBC Macquarie Lender, but no later than thirty (30) Business Days after receipt of the Option Notice by the Borrower. At the Closing, the Borrower and PBC Macquarie Lender shall execute a purchase agreement that stall contain substantially the same representations, warranties, covenants and indemnities as contained in that certain Convertible Note and  Warrant Purchase Agreement dated the date hereof, by and between the Borrower and PBC Macquarie Lender. The Borrower shall amend its stock ledger and other corporate records to reflect the issuance of the Shares that are purchased pursuant to the Purchase Option (the “Purchased Shares”) to PBC Macquarie Lender and shall deliver to PBC Macquarie Lender a certificate or certificates representing the number of Purchased Shares PBC Macquarie Lender is entitled following the exercise of the Purchase Option, together with a check payable to PBC Macquarie Lender for any fractional shares as required by Section 5(a) below.  The Borrower represents that upon issuance, the Purchased Shares will be duly and validly issued, fully paid and non-assessable.

5.        Certain Provisions Applicable to the Conversion Right and the Purchase Option.

(a)       No Fractional Shares.    No fractional Shares will be issued upon conversion of this Note or the exercise of the Purchase Option. In lieu of any fractional share to which PBC Macquarie Lender would otherwise be entitled, the Borrower will pay to PBC Macquarie Lender in cash any amount that would otherwise be converted into such fractional share or purchased by PBC Macquarie Lender

(b)       Reserved Shares.    The Borrower shall at all times keep authorized and approved under its organizational documents the number of Shares issuable upon the conversion or the exercise of the Purchase Option and shall take all such action as may be required from time to time to validly and legally issue Shares upon such conversion or the exercise of the Purchase Option.

6.        Late Charge.    If any amounts due and owing under the PBC Macquarie Loans are not paid within five (5) Business Days of the date when due, the Borrower shall pay PBC Macquarie Lender a “late charge” in the amount of five percent (5%) of the amount of the payment that is past due.

7.       Event of Default.    Upon the occurrence and during the continuance of an Event of Default as set forth in the Loan Agreement, PBC Macquarie Lender shall have the rights and remedies that are set forth in the Loan Agreement and the other Loan Documents, subject to the Borrower’s applicable cure rights and notice periods provided in the Loan Agreement.

8.        Secured Note.    This Note is secured by the Collateral as set forth in the Collateral Documents.

9.        Maximum Interest Rate.    In no event shall the interest rate payable with respect to this Note exceed the maximum rate of interest permitted to be charged under applicable law (the “Maximum Interest Rate”). If the amount of interest payable for the account of PBC Macquarie Lender exceeds the Maximum Interest Rate, the amount of interest payable for PBC Macquarie Lender’s account on such interest payment date shall automatically be reduced to the Maximum Interest Rate.

10.      Amendments, Etc.        No amendment or waiver of any provision of this Note, and no consent to any departure by the Borrower herefrom, shall in any event be effective unless the same shall be in writing and signed by PBC Macquarie Lender, and then such waiver or consent shall he effective only in the specific instance and for the specific purpose for which given

11.      Expenses.        The Borrower hereby agrees upon demand to pay to PBC Macquarie Lender the amount of any and all reasonable fees and expenses in accordance with the terms set forth in the Loan Agreement.

12       Waivers; Remedies.

(a)       The Borrower hereby waives all applicable exemption rights, whether under any state constitution, homestead laws or otherwise, as well as any presentment for payment, demand, notice of dishonor and protest of this Note.

(b)      No failure on the part of PBC Macquarie Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

13.      Assignment.        This Note may be assigned in accordance with the assignment provisions set forth in the Loan Agreement; provided, however, that the right to principal of, and stated interest on this Note is not negotiable by endorsement of PBC Macquarie Lender or any assignee of PBC Macquarie Lender unless such endorsement is accompanied by the following actions of the Borrower:

(a)       The Borrower shall maintain a registry of the ownership of this Note (the “Registry”) at its principal office.

(b)      The Registry shall reflect PBC Digital Holdings, LLC as the original holder of this Note, and shall reflect such subsequent transferee as the Borrower shall receive notice thereof, by deliver to it of a certified copy of the assignment of the Note duly executed by the then current holder thereof.

(c)       Notices of the assignment of this Note shall be furnished by PBC Macquarie Lender (as reflected in the Registry) to the Borrower by certified or registered mail.

No transfer of this Note shall be valid unless reflected in the Registry in accordance with the provisions of the above paragraph.

14.      Severability.        The provisions of this Note shall be severable and the invalidity or unenforceability of any one or more of the provisions of this Note shall not affect the validity and enforceability of the other provisions.

15.      No Setoffs.      No indebtedness evidenced by this Note shall be deemed to have been setoff or shall be setoff or compensated by all or part of any claim, cause of action, counterclaim or cross-claim, whether liquidated or unliquidated, which the Borrower may have or claim to have against PBC Macquarie Lender. Furthermore, in respect to the present indebtedness of, or any future indebtedness incurred by, the Borrower to PBC Macquarie Lender, the Borrower waives, to the fullest extent permitted by law, the benefits of any applicable law, regulation or procedure that substantially provides that, if (i) cross-demands for money have existed between persons at any point in time and (ii) neither demand was barred by the applicable statute of limitations and (iii) an action is thereafter commenced by one such person, then the other may assert in his answer the defense of payment in that the two demands are compensated so far as they equal each others, notwithstanding that an independent action asserting the claim would at the time of filing the answer be barred by the applicable statute of limitations.

16.      Loss, Theft, Destruction or Mutilation of Note.        In the event of the loss, theft or destruction of this Note, upon PBC Macquarie Lender’s written request, accompanied by an indemnification and/or security reasonably satisfactory to the Borrower, or in the event of the mutilation of this Note, upon PBC Macquarie Lender’s surrender to the Borrower of the mutilated Note, the Borrower shall execute and deliver to PBC Macquarie Lender (or any party that PBC Macquarie Lender designates), as the case may be, a new promissory note in form and content identical to this Note in lieu of the lost, stolen, destroyed or mutilated Note.

17.      Unconditional Payment.        If any payment received by PBC Macquarie Lender hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any bankruptcy, insolvency or other debtor relief law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to the Borrower and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand. No release of any security for this Note or any party liable for payment of this Note shall release or affect the liability of the Borrower or any other party who may become liable for payment of all or any part of the indebtedness evidenced by this Note. PBC Macquarie Lender may release any guarantor, surety or indemnitor of this Note from liability, in every instance without the consent of the Borrower hereunder and without waiving any rights which PBC Macquarie Lender may have hereunder or under any of the other Loan Documents or under applicable law or in equity.

18.      Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.

(a)       This Note shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to conflict of law principles that may cause the laws of another jurisdiction to apply.

(b)       The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state courts located within the State of Delaware or the United States District Court for the District of Delaware, in connection with any action or proceeding arising out of or relating to this Note or any document or instrument delivered pursuant to this Note or otherwise. In any such litigation, the Borrower waives, to the fullest extent it may effectively do so, personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to the Borrower, at the Borrower’s address set forth on the signature page hereto. The Borrower hereby waives, to the fullest extent it may effectively do so, the defenses of forum non conveniens and improper venue.

(c)      The Borrower irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Note, or the actions of PBC Macquarie Lender in the negotiation, administration, performance or enforcement thereof.

[signature page attached]

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

BORROWER:

DIGITAL DOMAIN HOLDINGS
CORPORATION a Florida corporation

By:	/s/ John Textor
Name:	John Textor
Title:	CEO
Address:	153 Gomez Rd
Hobe Sowd, FL 33455

Signature Page to PBC Macquarie Note